UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement;

On October 14, 2015, Higher One, Inc., a subsidiary of Higher One Holdings, Inc. (“Higher One”), entered into an Asset Purchase Agreement with CL NewCo, Inc. (“NewCo”), an affiliate of Leeds Equity Partners, for the sale of substantially all of the assets of Higher One’s data analytics business, commonly referred to as Campus Labs (“Campus Labs”). Campus Labs offers data analytics solutions for assessment in higher education, which combine data collection, reporting, organization and campus-wide integration.

Pursuant to the terms of the Asset Purchase Agreement, NewCo agreed to acquire Campus Labs for a total cash purchase price of approximately $91 million, which amount is subject to a working capital adjustment and may reduce the purchase price by $5 million to $7 million.  The agreement is subject to customary closing conditions, including the expiration of applicable waiting periods under the federal antitrust laws. The parties expect to close the transaction by the end of November 2015.

A copy of the press release issued by Higher One announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release of Higher One Holdings, Inc., dated October 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2015

HIGHER ONE HOLDINGS, INC.

By:  /s/ Christopher Wolf

       _____________________________

       Christopher Wolf

       Executive Vice President and Chief Financial Officer

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